          Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1997 Equity Incentive Plan of Diversa Corporation of our report dated January 26, 2001 with respect to the financial statements of Diversa Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

/S/    ERNST & YOUNG LLP

San Diego, California
December 17, 2001